Exhibit 99.1

PRESS RELEASE

Investor Contacts:		Press Contacts:
Marlene S. Dooner Jane B. Kearns	(215) 286-7392 (215) 286-4794	D’Arcy Rudnay John Demming	(215) 286-8582 (215) 286-8011

COMCAST REPORTS 3rd QUARTER 2012 RESULTS

Consolidated Revenue Increased 15.4%, Operating Cash Flow Increased 9.5% and Operating Income Increased 15.4%

Earnings per Share Increased 136.4% to $0.78; Excluding Gains on Asset Sales, EPS Increased 39.4% to $0.46

Free Cash Flow Increased 8.8% to $1.5 Billion

Dividends and Share Repurchases Totaled $1.2 Billion

Philadelphia, PA – October 26, 2012…Comcast Corporation (NASDAQ: CMCSA, CMCSK) today reported results for the quarter ended September 30, 2012.

Brian L. Roberts, Chairman and Chief Executive Officer of Comcast Corporation, said, “The third quarter continues our momentum. Cable’s results show real strength in every part of the business, producing sustainable and profitable growth while we expand our product offerings, deliver more innovation and continue to transform the customer experience.

NBCUniversal’s results highlight the strong performance of the Olympics and steady progress in its businesses as we invest to build value. The London Olympics exceeded all our expectations and our entire company contributed to their success, proving how effective we can be when we bring together our unique assets and capabilities.”

Consolidated Financial Results

($ in millions)	3rd Quarter			Year to Date
Consolidated Results	2011	2012	Growth	2011*	2012	Growth

Revenue	$14,339	$16,544	15.4%	$40,800	$46,633	14.3%

Operating Cash Flow (OCF)[1]	$4,574	$5,008	9.5%	$13,441	$14,700	9.4%

Operating Income	$2,641	$3,048	15.4%	$7,803	$8,885	13.9%

Earnings per Share[2]	$0.33	$0.78	136.4%	$1.03	$1.72	67.0%

Free Cash Flow[3]	$1,392	$1,514	8.8%	$5,133	$6,107	19.0%

* Year to date 2011 includes 8 months of NBCUniversal and 3 months of Universal Orlando results.

For additional detail on segment revenue and expenses, customer metrics, capital expenditures, and free cash flow, please refer to the trending schedules on Comcast’s Investor Relations website at www.cmcsa.com or www.cmcsk.com.

Consolidated financial results include NBCUniversal from January 28, 2011 and 100% of Universal Orlando from July 1, 2011.

Revenue increased 15.4% in the third quarter of 2012 to $16.5 billion, while Operating Cash Flow increased 9.5% to $5.0 billion and Operating Income increased 15.4% to $3.0 billion.

For the nine months ended September 30, 2012, revenue increased 14.3% to $46.6 billion, while operating cash flow increased 9.4% to $14.7 billion and operating income increased 13.9% to $8.9 billion.

Earnings per Share (EPS) for the third quarter of 2012 was $0.78, a 136.4% increase from the $0.33 reported in the third quarter of 2011. Excluding a $0.20 per share gain related to our share of SpectrumCo’s sale of wireless spectrum licenses and a $0.12 per share gain on the sale of NBCUniversal’s interest in A&E Television Networks, EPS increased 39.4% to $0.46 in the third quarter of 2012 (see Table 4).

EPS for the nine months ended September 30, 2012 was $1.72, a 67.0% increase from the $1.03 reported in the prior year. Excluding non-recurring gains on sales in 2012, and NBCUniversal transaction and related costs and other non-recurring items in the first nine months of 2011, EPS increased 27.3% (see Table 4).

Free Cash Flow (excluding any impact from the Economic Stimulus packages) for the third quarter of 2012 increased 8.8% to $1.5 billion compared to the third quarter of 2011, reflecting growth in consolidated operating cash flow, partially offset by higher taxes and capital expenditures. Free cash flow for the nine months ended September 30, 2012 increased 19.0% to $6.1 billion compared to $5.1 billion in 2011.

($ in millions)	3rd Quarter				Year to Date
Free Cash Flow	2011	2012	Growth		2011*	2012	Growth

Operating Cash Flow	$4,574	$5,008	9.5%		$13,441	$14,700	9.4%

Capital Expenditures	(1,408)	(1,582)	12.4%		(3,785)	(4,043)	6.8%

Cash Paid for Capitalized Software and Other Intangible Assets	(209)	(191)	(8.6%	)	(505)	(605)	19.8%

Cash Interest Expense	(612)	(567)	(7.4%	)	(1,809)	(1,725)	(4.6%	)

Cash Taxes	(596)	(833)	39.8%		(1,166)	(1,855)	59.1%

Changes in Operating Assets and Liabilities	(300)	(295)	(1.7%	)	(721)	(254)	(64.8%	)

Other	88	63	(28.4%	)	209	145	(30.6%	)

Free Cash Flow (Incl. Economic Stimulus Packages)	$1,537	$1,603	4.3%		$5,664	$6,363	12.3%

Economic Stimulus Packages	(145)	(89)	(38.6%	)	(531)	(256)	(51.8%	)

Free Cash Flow	$1,392	$1,514	8.8%		$5,133	$6,107	19.0%

* Year to date 2011 includes 8 months of NBCUniversal and 3 months of Universal Orlando results.

Note: The definition of Free Cash Flow excludes any impact from the 2008-2012 Economic Stimulus packages. These amounts have been excluded from Free Cash Flow to provide an appropriate comparison. See Table 4.

Dividends and Share Repurchases. During the third quarter of 2012, Comcast paid dividends totaling $435 million and repurchased 22.9 million of its common shares for $750 million. Year-to-date, Comcast has repurchased 74.6 million of its common shares for $2.25 billion. As of September 30, 2012, Comcast had approximately $4.25 billion available under its share repurchase authorization.

Pro Forma Financial Results

Pro forma results are presented as if the NBCUniversal transaction, which closed on January 28, 2011, and the Universal Orlando transaction, which closed on July 1, 2011, were effective on January 1, 2010. These results are based on historical results of operations, adjusted for the effects of acquisition accounting and eliminating the costs and expenses directly related to the transaction, and are not necessarily indicative of what the results would have been had Comcast operated NBCUniversal and Universal Orlando since January 1, 2010 (see Table 5 for reconciliations of pro forma financial information).

($ in millions)	3rd Quarter			Year to Date
Consolidated Pro Forma Results	2011	2012	Growth	2011	2012	Growth

Revenue	$14,339	$16,544	15.4%	$42,619	$46,633	9.4%

Operating Cash Flow (OCF)	$4,574	$5,008	9.5%	$13,810	$14,700	6.4%

Consolidated Revenue increased 15.4% in the third quarter of 2012 to $16.5 billion compared to $14.3 billion in the third quarter of 2011. Excluding $1.2 billion of revenue generated by the 2012 London Olympics, consolidated revenue increased 7.1%. Consolidated Operating Cash Flow increased 9.5% to $5.0 billion compared to $4.6 billion in the third quarter of 2011. During the third quarter, the Olympics generated $120 million of operating cash flow which reflects the settlement of a $237 million unfavorable contract recorded in acquisition accounting in 2011. Excluding any impact from the Olympics, consolidated operating cash flow increased 6.9% (see Table 6).

For the nine months ended September 30, 2012, consolidated pro forma revenue increased 9.4% to $46.6 billion compared to $42.6 billion in 2011. Excluding the Super Bowl in the first quarter and the Olympics in the third quarter of 2012, consolidated pro forma revenue increased 6.0%. Consolidated pro forma operating cash flow increased 6.4% to $14.7 billion compared to $13.8 billion in the first nine months of 2011. Excluding the Olympics, consolidated operating cash flow increased 5.6% (see Table 6).

Cable Communications

($ in millions)	3rd Quarter			Year to Date
	2011	2012	Growth	2011	2012	Growth
Cable Communications Revenue
Video	$4,892	$5,021	2.7%	$14,724	$15,069	2.3%
High-Speed Internet	2,209	2,403	8.8%	6,501	7,106	9.3%
Voice	883	895	1.5%	2,621	2,662	1.6%
Business Services	464	621	33.6%	1,293	1,744	34.9%
Advertising	492	607	23.5%	1,459	1,635	12.1%
Other	391	429	9.4%	1,158	1,256	8.3%

Cable Communications Revenue	$9,331	$9,976	6.9%	$27,756	$29,472	6.2%

Cable Communications OCF	$3,714	$3,998	7.7%	$11,349	$12,054	6.2%
OCF Margin	39.8%	40.1%		40.9%	40.9%

Cable Communications Capital Expenditures	$1,254	$1,364	8.8%	$3,488	$3,544	1.6%
Percent of Cable Communications Revenue	13.4%	13.7%		12.6%	12.0%

Revenue for Cable Communications increased 6.9% to $10.0 billion in the third quarter of 2012 compared to $9.3 billion in the third quarter of 2011, reflecting increases of 8.8% in High-Speed Internet, 33.6% in Business Services, 2.7% in Video and 23.5% in Advertising. Monthly average total revenue per Video customer increased 8.7% to $150.73, reflecting a growing number of residential customers taking multiple products, rate adjustments and a higher contribution from Business Services.

For the nine months ended September 30, 2012, Cable revenue increased 6.2% to $29.5 billion compared to $27.8 billion in 2011.

Operating Cash Flow for Cable Communications increased 7.7% to $4.0 billion in the third quarter of 2012 compared to $3.7 billion in the third quarter of 2011, reflecting higher revenue, partially offset by increases in video programming and higher sales and marketing expenses to support growth and enhance our competitive position in both residential and business services. This quarter’s operating cash flow margin was 40.1% compared to 39.8% in the third quarter of 2011.

For the nine months ended September 30, 2012, Cable operating cash flow increased 6.2% to $12.1 billion compared to $11.3 billion in 2011. Year-to-date operating cash flow margin was 40.9%, consistent with the prior year period.

Capital Expenditures for Cable Communications increased $110 million or 8.8% to $1.4 billion in the third quarter of 2012 compared to the third quarter of 2011, primarily reflecting continuing investments in network infrastructure, the expansion of business services and other new product roll-outs. Cable capital expenditures represented 13.7% of Cable revenue in the third quarter of 2012 compared to 13.4% in last year’s third quarter.

For the nine months ended September 30, 2012, Cable capital expenditures increased $56 million or 1.6% to $3.5 billion, representing 12.0% of Cable revenue compared to 12.6% in 2011.

Combined Video, High-Speed Internet and Voice Customers increased by 294,000 in the third quarter of 2012, a 28.1% increase compared to third quarter 2011 net additions. As of September 30, 2012, Video, High-Speed Internet and Voice customers totaled 50.8 million, a net increase of 1.5 million or 3.0% over last year’s third quarter.

(in thousands)	Customers		Net Adds
	3Q11	3Q12	3Q11	3Q12
Video Customers	22,348	22,002	(165)	(117)
High-Speed Internet Customers	17,808	19,025	261	287
Voice Customers	9,196	9,787	133	123

Combined Video, HSI and Voice Customers	49,352	50,814	229	294

NBCUniversal

Pro forma NBCUniversal results are presented as if the NBCUniversal transaction, which closed on January 28, 2011, and the Universal Orlando transaction, which closed on July 1, 2011, were effective on January 1, 2010.

Revenue for NBCUniversal increased 31.2% to $6.8 billion in the third quarter of 2012 compared to $5.2 billion in the third quarter of 2011, primarily driven by 2012 London Olympics revenue of $1.2 billion in the Broadcast Television segment. Excluding the Olympics, NBCUniversal revenue increased 8.3%. Operating Cash Flow increased 19.9% to $1.1 billion compared to $951 million in the third quarter of 2011 and included $120 million of operating cash flow generated by the Olympics. Excluding the Olympics, operating cash flow increased 7.3% (see Table 6).

For the nine months ended September 30, 2012, NBCUniversal revenue increased 15.7% to $17.8 billion. Excluding $259 million of revenue related to the Super Bowl in the first quarter and the impact of the Olympics in the third quarter of 2012, revenue increased 6.3%. Operating cash flow increased 8.0% to $2.9 billion compared to the first nine months of 2011. Excluding the Olympics, operating cash flow increased 3.6% (see Table 6).

($ in millions) (pro forma)	3rd Quarter				Year to Date
	2011	2012	Growth		2011	2012	Growth
NBCUniversal Revenue
Cable Networks	$2,097	$2,165	3.2%		$6,290	$6,555	4.2%
Broadcast Television	1,511	2,777	83.8%		4,558	6,168	35.3%
Filmed Entertainment	1,096	1,355	23.6%		3,325	3,778	13.6%
Theme Parks	580	614	5.8%		1,491	1,565	4.9%
Headquarters, Other and Eliminations	(84)	(89)	(5.5%	)	(278)	(268)	3.8%

NBCUniversal Revenue	$5,200	$6,822	31.2%		$15,386	$17,798	15.7%

NBCUniversal OCF
Cable Networks	$751	$809	7.6%		$2,414	$2,402	(0.5%	)
Broadcast Television	(7)	88	NM		203	274	35.2%
Filmed Entertainment	54	72	31.1%		(65)	(5)	92.2%
Theme Parks	285	316	11.2%		644	708	10.0%
Headquarters, Other and Eliminations	(132)	(145)	(8.6%	)	(479)	(444)	7.5%

NBCUniversal OCF	$951	$1,140	19.9%		$2,717	$2,935	8.0%

Cable Networks

For the third quarter of 2012, revenue from the Cable Networks segment increased 3.2% to $2.2 billion compared to $2.1 billion in the third quarter of 2011, reflecting a 5.7% increase in distribution revenue and flat advertising revenue. Operating cash flow increased 7.6% to $809 million compared to $751 million in the third quarter of 2011, primarily reflecting higher revenue, and flat programming and marketing costs due to timing.

For the nine months ended September 30, 2012, revenue from the Cable Networks segment increased 4.2% to $6.6 billion compared to $6.3 billion in 2011. Operating cash flow decreased 0.5% to $2.4 billion compared to the first nine months of 2011.

Broadcast Television

For the third quarter of 2012, revenue from the Broadcast Television segment increased 83.8% to $2.8 billion compared to $1.5 billion in the third quarter of 2011 and included $1.2 billion of revenue generated by the 2012 London Olympics. Excluding the Olympics, revenue increased 5.2%. Operating cash flow was $88 million, which included $120 million of operating cash flow generated by the Olympics, compared to a loss of $7 million in the third quarter of 2011. Excluding the Olympics, operating cash flow declined by $25 million reflecting higher programming costs related to an early start of our fall TV season and news coverage of the Presidential election (see Table 6).

For the nine months ended September 30, 2012, revenue from the Broadcast Television segment increased 35.3% to $6.2 billion compared to $4.6 billion in 2011. Excluding the Super Bowl in the first quarter and the Olympics in the third quarter of 2012, revenue increased 3.6%. Operating cash flow increased 35.2% to $274 million compared to $203 million in the first nine months of 2011. Excluding the Olympics, operating cash flow declined by $49 million to $154 million compared to the first nine months of 2011 (see Table 6).

Filmed Entertainment

For the third quarter of 2012, revenue from the Filmed Entertainment segment increased 23.6% to $1.4 billion compared to $1.1 billion in the third quarter of 2011, driven by higher theatrical revenue from the strong box office performance of Ted and The Bourne Legacy. Operating cash flow increased 31.1% to $72 million compared to $54 million in the third quarter of 2011, reflecting higher theatrical revenue, partially offset by an increase in the amortization of film costs.

For the nine months ended September 30, 2012, revenue from the Filmed Entertainment segment increased 13.6% to $3.8 billion compared to $3.3 billion in 2011. Operating cash flow was a loss of $5 million compared to a loss of $65 million in the first nine months of 2011.

Theme Parks

Theme Parks results are presented as if the Universal Orlando transaction, which closed on July 1, 2011, was effective on January 1, 2010. As a result, Theme Parks segment revenue and operating cash flow includes the results of Universal Orlando, Universal Hollywood and international licensing fees.

For the third quarter of 2012, revenue from the Theme Parks segment increased 5.8% to $614 million compared to $580 million in the third quarter of 2011, driven by solid performance at the Orlando and Hollywood parks. Third quarter operating cash flow increased 11.2% to $316 million compared to $285 million in the same period last year.

For the nine months ended September 30, 2012, revenue from the Theme Parks segment increased 4.9% to $1.6 billion compared to $1.5 billion in 2011. Operating cash flow increased 10.0% to $708 million compared to $644 million in the first nine months of 2011.

Headquarters, Other and Eliminations

NBCUniversal Headquarters, Other and Eliminations include overhead and eliminations between the NBCUniversal businesses. For the quarter ended September 30, 2012, NBCUniversal Headquarters, Other and Eliminations operating cash flow loss was $145 million compared to a loss of $132 million in the third quarter of 2011.

For the nine months ended September 30, 2012, NBCUniversal Headquarters, Other and Eliminations operating cash flow loss was $444 million compared to a loss of $479 million in 2011 which includes non-recurring transaction-related costs that totaled $112 million.

Corporate, Other and Eliminations

Corporate, Other and Eliminations include corporate operations, Comcast-Spectacor and eliminations between Comcast’s businesses. For the quarter ended September 30, 2012, Corporate, Other and Eliminations revenue was ($254) million compared to ($192) million in 2011. The operating cash flow loss was $130 million compared to a loss of $91 million in the third quarter of 2011 reflecting an increase in eliminations associated with the 2012 London Olympics.

For the nine months ended September 30, 2012, Corporate and Other pro forma revenue and eliminations were ($637) million compared to ($523) million in 2011. The pro forma operating cash flow loss was $289 million compared to a loss of $256 million in the first nine months of 2011.

Notes:

1

We define Operating Cash Flow as operating income (loss) before depreciation and amortization, excluding impairment charges related to fixed and intangible assets and gains or losses on the sale of assets, if any.

2	Earnings per share amounts are presented on a diluted basis.

3

We define Free Cash Flow as Net Cash Provided by Operating Activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures, cash paid for intangible assets and cash distributions to noncontrolling interests; and adjusted for any payments and receipts related to certain nonoperating items, net of estimated tax benefits. We do not present Free Cash Flow on a pro forma basis.

All percentages are calculated on whole numbers. Differences may exist due to rounding.

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Conference Call Information

Comcast Corporation will host a conference call with the financial community today, October 26, 2012 at 8:30 a.m. Eastern Time (ET). The conference call and related materials will be broadcast live and posted on its Investor Relations website at www.cmcsa.com or www.cmcsk.com. Those parties interested in participating via telephone should dial (800) 263-8495 with the conference ID number 36800409. A replay of the call will be available starting at 12:30 p.m. ET on October 26, 2012, on the Investor Relations website or by telephone. To access the telephone replay, which will be available until Friday, November 2, 2012 at midnight ET, please dial (855) 859-2056 and enter the conference ID number 36800409. To automatically receive Comcast financial news by email, please visit www.cmcsa.com or www.cmcsk.com and subscribe to email alerts.

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Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. Readers are directed to Comcast’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. We undertake no obligation to update any forward-looking statements.

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Non-GAAP Financial Measures

In this discussion, we sometimes refer to financial measures that are not presented according to generally accepted accounting principles in the U.S. (GAAP). Certain of these measures are considered “non-GAAP financial measures” under the SEC regulations; those rules require the supplemental explanations and reconciliations that are in Comcast’s Form 8-K (Quarterly Earnings Release) furnished to the SEC.

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About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA, CMCSK) (www.comcast.com) is one of the world’s leading media, entertainment and communications companies. Comcast is principally involved in the operation of cable systems through Comcast Cable Communications and in the development, production and distribution of entertainment, news, sports and other content for global audiences through NBCUniversal. Comcast Cable Communications is one of the nation’s largest video, high-speed Internet and phone providers to residential and business customers. Comcast is the majority owner and manager of NBCUniversal, which owns and operates entertainment and news cable networks, the NBC and Telemundo broadcast networks, local television station groups, television production operations, a major motion picture company and theme parks.

TABLE 1 Condensed Consolidated Statement of Income (Unaudited)

(in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
Revenue	$14,339	$16,544	$40,800	$46,633

Operating costs and expenses	9,765	11,536	27,359	31,933

Operating cash flow	4,574	5,008	13,441	14,700

Depreciation expense	1,540	1,549	4,504	4,594
Amortization expense	393	411	1,134	1,221

	1,933	1,960	5,638	5,815

Operating income	2,641	3,048	7,803	8,885

Other income (expense)
Interest expense	(637)	(633)	(1,863)	(1,898)
Investment income (loss), net	(147)	70	3	170
Equity in net income (losses) of investees, net	(40)	911	(40)	943
Other income (expense), net	(12)	987	(82)	924

	(836)	1,335	(1,982)	139

Income before income taxes	1,805	4,383	5,821	9,024

Income tax expense	(639)	(1,405)	(2,249)	(2,966)

Net income	1,166	2,978	3,572	6,058

Net (income) loss attributable to noncontrolling interests	(258)	(865)	(699)	(1,373)

Net income attributable to Comcast Corporation	$908	$2,113	$2,873	$4,685

Diluted earnings per common share attributable to Comcast Corporation shareholders	$0.33	$0.78	$1.03	$1.72

Dividends declared per common share attributable to Comcast Corporation shareholders	$0.1125	$0.1625	$0.3375	$0.4875

Diluted weighted-average number of common shares	2,761	2,703	2,789	2,724

Note:  Consolidated financial results include NBCUniversal from January 28, 2011 and 100% of Universal Orlando from July 1, 2011.

TABLE 2 Condensed Consolidated Balance Sheet (Unaudited)

(in millions)	December 31, 2011	September 30, 2012
ASSETS

Current Assets
Cash and cash equivalents	$1,620	$8,899
Investments	54	1,401
Receivables, net	4,351	5,123
Programming rights	987	1,037
Other current assets	1,561	1,606

Total current assets	8,573	18,066

Film and television costs	5,227	4,946

Investments	9,854	5,951

Property and equipment, net	27,559	26,984

Franchise rights	59,376	59,364

Goodwill	26,874	27,088

Other intangible assets, net	18,165	17,871

Other noncurrent assets, net	2,190	2,184

	$157,818	$162,454

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses related to trade creditors	$5,705	$6,250
Accrued participations and residuals	1,255	1,282
Deferred revenue	790	887
Accrued expenses and other current liabilities	4,124	6,117
Current portion of long-term debt	1,367	2,799

Total current liabilities	13,241	17,335

Long-term debt, less current portion	37,942	35,791

Deferred income taxes	29,932	30,231

Other noncurrent liabilities	13,034	12,860

Redeemable noncontrolling interests	16,014	16,896

Equity
Comcast Corporation shareholders’ equity	47,274	48,892
Noncontrolling interests	381	449

Total equity	47,655	49,341

	$157,818	$162,454

TABLE 3 Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Nine Months Ended
	September 30,
	2011	2012
OPERATING ACTIVITIES
Net income	$3,572	$6,058
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,638	5,815
Amortization of film and television costs	4,769	7,295
Share-based compensation	260	278
Noncash interest expense (income), net	111	158
Equity in net (income) losses of investees, net	40	(943)
Cash received from investees	228	178
Net (gain) loss on investment activity and other	97	(1,071)
Deferred income taxes	770	321
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Change in receivables, net	290	(763)
Change in film and television costs	(5,342)	(7,290)
Change in accounts payable and accrued expenses related to trade creditors	(242)	424
Change in other operating assets and liabilities	15	779

Net cash provided by operating activities	10,206	11,239

INVESTING ACTIVITIES
Capital expenditures	(3,785)	(4,043)
Cash paid for intangible assets	(505)	(605)
Acquisitions, net of cash acquired	(6,407)	(95)
Proceeds from sales of businesses and investments	154	3,095
Return of capital from investees	6	2,281
Purchases of investments	(85)	(191)
Other	(39)	68

Net cash provided by (used in) investing activities	(10,661)	510

FINANCING ACTIVITIES
Proceeds from (repayments of) short-term borrowings, net	1,642	(555)
Proceeds from borrowings	-	2,248
Repurchases and repayments of debt	(2,813)	(2,505)
Repurchases and retirements of common stock	(1,650)	(2,250)
Dividends paid	(881)	(1,176)
Issuances of common stock	252	215
Distributions to NBCUniversal noncontrolling member	(86)	(340)
Distributions to other noncontrolling interests	(151)	(157)
Other	(36)	50

Net cash provided by (used in) financing activities	(3,723)	(4,470)

Increase (decrease) in cash and cash equivalents	(4,178)	7,279

Cash and cash equivalents, beginning of period	5,984	1,620

Cash and cash equivalents, end of period	$1,806	$8,899

Note:  Consolidated financial results include NBCUniversal from January 28, 2011 and 100% of Universal Orlando from July 1, 2011.

TABLE 4 Supplemental Information Alternate Presentation of Net Cash Provided by Operating Activities and Free Cash Flow (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2011	2012	2011	2012

Operating income	$2,641	$3,048	$7,803	$8,885
Depreciation and amortization	1,933	1,960	5,638	5,815

Operating income before depreciation and amortization	4,574	5,008	13,441	14,700
Noncash share-based compensation expense	86	89	260	278
Changes in operating assets and liabilities	(300)	(295)	(721)	(254)

Cash basis operating income	4,360	4,802	12,980	14,724
Payments of interest	(612)	(567)	(1,809)	(1,725)
Payments of income taxes	(596)	(833)	(1,166)	(1,855)
Proceeds from investments and other	100	49	243	201
Excess tax benefits under share-based compensation	(2)	(27)	(42)	(106)

Net Cash Provided by Operating Activities	$3,250	$3,424	$10,206	$11,239

Capital expenditures	(1,408)	(1,582)	(3,785)	(4,043)
Cash paid for capitalized software and other intangible assets	(209)	(191)	(505)	(605)
Distributions to NBCUniversal noncontrolling member	(12)	(221)	(86)	(340)
Distributions to other noncontrolling interests	(50)	(43)	(151)	(157)
Nonoperating items	(34)	216	(15)	269

Free Cash Flow (including Economic stimulus packages)	$1,537	$1,603	$5,664	$6,363
Economic stimulus packages	(145)	(89)	(531)	(256)

Total Free Cash Flow	$1,392	$1,514	$5,133	$6,107

Reconciliation of EPS Excluding Gains Related to Equity Method Investments, Unfavorable Income Tax Adjustments and NBCUniversal Transaction and Related Costs (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions, except per share data)	2011		2012		2011		2012
	$	EPS (1)	$	EPS (1)	$	EPS (1)	$	EPS (1)

Net income attributable to Comcast Corporation	$908	$0.33	$2,113	$0.78	$2,873	$1.03	$4,685	$1.72
Growth %			132.8%	136.4%			63.0%	67.0%

Equity interest in SpectrumCo transaction(2)	-	-	(543)	(0.20)	-	-	(543)	(0.20)
Gain on the sale of investment in A&E(3)	-	-	(319)	(0.12)	-	-	(319)	(0.12)
Unfavorable income tax adjustments(4)	-	-	-	-	137	0.05	-	-
Comcast costs related to the NBCUniversal transaction, net of tax(5)	-	-	-	-	51	0.02	-	-
NBCUniversal transaction-related costs, net of tax(6)	4	0.00	-	-	20	0.00	-	-

Net income attributable to Comcast Corporation (excluding gains related to equity method investments, unfavorable income tax adjustments and NBCUniversal transaction and related costs)	$912	$0.33	$1,251	$0.46	$3,081	$1.10	$3,823	$1.40

Growth %			37.1%	39.4%			24.1%	27.3%

(1)	Based on diluted weighted-average number of common shares for the respective periods as presented in Table 1.

(2)

3rd quarter 2012 net income attributable to Comcast Corporation includes $876 million of equity in net income of investees, $543 million net of tax, resulting from our share of the gain on SpectrumCo’s sale of wireless spectrum licenses.

(3)

3rd quarter 2012 net income attributable to Comcast Corporation includes $1 billion of other income, $319 million net of tax and noncontrolling interest, resulting from the sale of the investment in A&E Television Networks.

(4)	2011 year to date net income attributable to Comcast Corporation includes an unfavorable tax adjustment due to changes in state tax legislation of $137 million in total.

(5)

2011 year to date net income attributable to Comcast Corporation includes $63 million of operating costs and expenses and $16 million of other expense ($80 million in total, $51 million net of tax) related to the NBCUniversal transaction.

(6)

1st quarter 2011 net income attributable to Comcast Corporation includes $44 million in transaction-related costs, $14 million net of tax and noncontrolling interest. 2nd quarter 2011 net income attributable to Comcast Corporation includes $6 million in transaction-related costs, $2 million net of tax and noncontrolling interest. 3rd quarter 2011 net income attributable to Comcast Corporation includes $14 million in transaction-related costs, $4 million net of tax and noncontrolling interest.

Note:	Consolidated financial results include NBCUniversal from January 28, 2011 and 100% of Universal Orlando from July 1, 2011. Minor differences may exist due to rounding.

TABLE 5 Reconciliation of GAAP to Pro Forma(1) Financial Information (Unaudited)

Corporate, Other and
	GAAP				NBCUniversal		Eliminations		Total

Pro Forma
			Corporate,					Corporate,
	Cable	Total	Other and		Pro Forma	Pro Forma	Pro Forma	Other and	Pro Forma	Total
(in millions)	Communications	NBCU	Eliminations	Total	Adjustments(1)	NBCU	Adjustments(1)	Eliminations	Adjustments(1)	Pro Forma
Three Months Ended September 30, 2011
Revenue	$ 9,331	$ 5,200	$ (192)	$ 14,339	-	$ 5,200	-	$ (192)	-	$ 14,339
Operating costs and expenses	5,617	4,249	(101)	9,765	-	4,249	-	(101)	-	9,765

Operating cash flow	$ 3,714	$951	$ (91)	$ 4,574	-	$ 951	-	$ (91)	-	$ 4,574

Three Months Ended September 30, 2012
Revenue	$ 9,976	$ 6,822	$ (254)	$ 16,544	-	$ 6,822	-	$ (254)	-	$ 16,544
Operating costs and expenses	5,978	5,682	(124)	11,536	-	5,682	-	(124)	-	11,536

Operating cash flow	$ 3,998	$ 1,140	$ (130)	$ 5,008	-	$ 1,140	-	$ (130)	-	$ 5,008

Nine Months Ended September 30, 2011
Revenue	$ 27,756	$ 13,522	$ (478)	$ 40,800	$ 1,864	$ 15,386	$ (45)	$ (523)	$ 1,819	$ 42,619
Operating costs and expenses	16,407	11,112	(160)	27,359	1,557	12,669	(107)	(267)	1,450	28,809

Operating cash flow	$ 11,349	$ 2,410	$ (318)	$ 13,441	$ 307	$ 2,717	$ 62	$ (256)	$ 369	$ 13,810

Nine Months Ended September 30, 2012
Revenue	$ 29,472	$ 17,798	$ (637)	$ 46,633	-	$ 17,798	-	$ (637)	-	$ 46,633
Operating costs and expenses	17,418	14,863	(348)	31,933	-	14,863	-	(348)	-	31,933

Operating cash flow	$ 12,054	$ 2,935	$ (289)	$ 14,700	-	$ 2,935	-	$ (289)	-	$ 14,700

(1)

Pro Forma information is presented as if the NBCUniversal transaction and the acquisition of the remaining 50% interest of Universal Orlando occurred January 1, 2010. Pro forma data does not include adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. Pro forma amounts are not necessarily indicative of what our results would have been had we operated the NBCUniversal contributed businesses or Universal Orlando since January 1, 2010, nor of our future results.

TABLE 6 Reconciliation of Consolidated Pro Forma Revenue Excluding 2012 Olympics and Super Bowl and Operating Cash Flow Excluding 2012 Olympics (Unaudited)

(in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2012		Growth %	2011	2012		Growth %
Revenue	$14,339	$16,544		15.4%	$42,619	$46,633		9.4%

2012 Olympics	-	(1,188)			-	(1,188)
Super Bowl	-	-			-	(259)

Revenue excluding 2012 Olympics and Super Bowl	$14,339	$15,356		7.1%	$42,619	$45,186		6.0%

	2011	2012		Growth %	2011	2012		Growth %
Operating Cash Flow	$4,574	$5,008		9.5%	$13,810	$14,700		6.4%

2012 Olympics	-	(120	)(1)		-	(120	)(1)

Operating Cash Flow excluding 2012 Olympics	$4,574	$4,888		6.9%	$13,810	$14,580		5.6%

Reconciliation of Consolidated Pro Forma NBCUniversal Revenue Excluding 2012 Olympics and Super Bowl and Operating Cash Flow Excluding 2012 Olympics (Unaudited)

(in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2012		Growth %	2011	2012		Growth %
Revenue	$5,200	$6,822		31.2%	$15,386	$17,798		15.7%

2012 Olympics	-	(1,188)			-	(1,188)
Super Bowl	-	-			-	(259)

Revenue excluding 2012 Olympics and Super Bowl	$5,200	$5,634		8.3%	$15,386	$16,351		6.3%

	2011	2012		Growth %	2011	2012		Growth %
Operating Cash Flow	$951	$1,140		19.9%	$2,717	$2,935		8.0%

2012 Olympics	-	(120	)(1)		-	(120	)(1)

Operating Cash Flow excluding 2012 Olympics	$951	$1,020		7.3%	$2,717	$2,815		3.6%

Reconciliation of Pro Forma Broadcast Television Revenue Excluding 2012 Olympics and Super Bowl and Operating Cash Flow Excluding 2012 Olympics (Unaudited)

(in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	2012		Growth %	2011	2012		Growth %
Revenue	$1,511	$2,777		83.8%	$4,558	$6,168		35.3%

2012 Olympics	-	(1,188)			-	(1,188)
Super Bowl	-	-			-	(259)

Revenue excluding 2012 Olympics and Super Bowl	$1,511	$1,589		5.2%	$4,558	$4,721		3.6%

	2011	2012		Growth %	2011	2012		Growth %
Operating Cash Flow	$(7)	$88		NM	$203	$274		35.2%

2012 Olympics	-	(120	)(1)		-	(120	)(1)

Operating Cash Flow excluding 2012 Olympics	$(7)	$(32)		NM	$203	$154		(24.0%)

(1)	Reflects the settlement of a $237 million liability associated with the unfavorable Olympics contract recorded through the application of acquisition accounting in 2011.

Note:	Minor differences may exist due to rounding.